EXHIBIT 99.28(e)(ii)

FIRST AMENDMENT TO UNDERWRITING AGREEMENT

This FIRST AMENDMENT to the Underwriting Agreement (as defined below) is made and effective as of June 25, 2014 (the “Amendment”), by and between OLD WESTBURY FUNDS, INC. (the “Fund”) and FORESIDE FUNDS DISTRIBUTORS LLC (the “Foreside Distributors”). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Underwriting Agreement.

WHEREAS, the Fund and Foreside Distributors are parties to the Underwriting Agreement, dated as of April 1, 2012 (the “Underwriting Agreement”), pursuant to which Foreside Distributors serves as distributor, and provides certain services in connection with the sale and distribution, of the Shares of the Portfolios identified in Exhibit A thereto; and

WHEREAS, the Fund and Foreside Distributors desire to amend the Underwriting Agreement solely to reflect the name changes of certain Portfolios, as set forth in Exhibit A thereto.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

1. All references to “Old Westbury Global Small & Mid Cap Fund” are hereby deleted and replaced with references to “Old Westbury Small & Mid Cap Fund”.

2. All references to “Old Westbury Global Opportunities Fund” are hereby deleted and replaced with references to “Old Westbury Strategic Opportunities Fund”.

3. Exhibit A to the Underwriting Agreement is hereby deleted and replaced with Exhibit A hereto.

4. The Underwriting Agreement, as expressly amended hereby, shall continue in full force and effect.

5. This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers as of the date first written above.

OLD WESTBURY FUNDS, INC.

By:	/s/ David W. Rossmiller
Name: David W. Rossmiller Title: President

FORESIDE FUNDS DISTRIBUTORS LLC

By:	/s/ Mark Fairbanks
Name: Mark Fairbanks Title: President

EXHIBIT A

This EXHIBIT A, dated as of June 25, 2014, is Exhibit A to the Underwriting Agreement, dated as of April 1, 2012, by and between Foreside Funds Distributors LLC and Old Westbury Funds, Inc.

PORTFOLIOS

Old Westbury Large Cap Core Fund

Old Westbury Large Cap Strategies Fund

Old Westbury Strategic Opportunities Fund

Old Westbury Fixed Income Fund

Old Westbury Municipal Bond Fund

Old Westbury Small & Mid Cap Fund

Old Westbury Real Return Fund